Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of February 21, 2024, is made and entered into by and between Emmaus Life Sciences, Inc., a Delaware corporation, with offices located at 21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503 (the “Company”), and the individuals that are signatories to this Agreement (the “Investors”), with reference to the following facts:

WHEREAS:

A. Each of the Investors holds one or more of Convertible Promissory Notes of the Company as described opposite each Investor’s name on Schedule 1 attached hereto (each, a “Subject Note” and collectively, the “Subject Notes”).

C. The Company and the Investors desire to enter into this Agreement, pursuant to which, among other things, the Investors shall surrender to the Company for cancellation the Subject Notes in exchange for the Company’s issuance to the Investors of Promissory Notes of the Company in principal amounts equal to the outstanding principal balances of the respective Convertible Notes and otherwise in the form attached hereto as Exhibit A (collectively, the “Exchange Notes”).

D. The Company may enter into agreements like this Agreement with one or more other holders of the Convertible Notes, subject to the terms of this Agreement.

E. The exchange of the Subject Notes for the Exchange Notes is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and each of the Investors, severally and not jointly, hereby agree as follows:

1.	EXCHANGE OF INVESTOR WARRANTS.

1. (a) Exchange. As soon as is practicable, and in any event, within five business days, following the date hereof, the Investors shall surrender to the Company for cancellation the Subject Notes and the Company shall issue to the Investors therefor (the “Exchange”) the Exchange Notes pursuant to Section 3(a)(9) of the Securities Act. The Investors acknowledge and agree that the Company’s issuance of the issuance of the Exchange Shares shall be in complete satisfaction of all liabilities and obligations of the Company under the Subject Notes. Notwithstanding any term or provision of the Subject Notes or otherwise, upon receipt of the Exchange Shares, all rights and benefits of the Investors under the Subject Notes shall terminate, and the liabilities and obligations of the Company and rights and benefits of the Investors shall be governed by the Exchange Shares. In this regard, except as provided below in this Section 1(a), the Investors hereby irrevocably waive all rights, known and unknown, and release the Company from all claims, liabilities and obligations, under the Subject Notes upon receipt of the Exchange Shares. It is the intention of the parties that this Agreement is a general release which shall be effective as a bar to every claim, demand, or cause of action it releases. Each Investor recognizes that he or she may have some claim, demand, or cause of action against the other of which he or she is totally unaware and unsuspecting which he or she is giving up by execution of this Agreement. It is the intention of each Investor in executing this Agreement that it will deprive him or her of each such claim, demand or cause of action and prevent him or her from asserting it against the other. In furtherance of this intention, the Investors each expressly waive any rights or benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California (and/or other similar provision(s) of any other jurisdiction), which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HIS/HER SETTLEMENT WITH THE DEBTOR.”

Notwithstanding the foregoing, excluded from the general release given by the Investors above are: (i) rights and claims which cannot be waived by law; (ii) claims arising after the effective date of this Agreement; (iii) claims for breach of this Agreement or the Exchange Notes.

(b) Consideration. The Exchange Notes shall be issued to the Investors in the Exchange without the payment of any additional consideration in accordance with Section 3(a)(9) of the Securities Act.

2.	REPRESENTATIONS AND WARRANTIES

(a) Investors Representations and Warranties. As a material inducement to the Company to enter into this Agreement and carry out the Exchange, each of the Investors, severally and not jointly, hereby represent and warrant to the Company that such Investor is the sole registered holder and beneficial owner of the Subject Note and has not transferred or assigned any interest therein and will transfer and deliver to the Company valid title to the Subject Note, free from preemptive or similar rights, taxes, liens, charges and other encumbrances.

(b) Company Representations and Warranties. The Company represents and warrants to the Investors as follows:

(i) Authorization; Validity. The Company has the requisite corporate power and authority to enter and perform its obligations under this Agreement and to issue the Exchange Notes in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Exchange and the other transactions contemplated hereby have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(ii) Exchange Terms. None of the terms offered to any other holder of Convertible Notes relating to the exchange, amendment or modification or payment or prepayment thereof (any such event being a “Note Exchange”) are more favorable to such person than those provided to the Investors pursuant to the terms of this Agreement.”

3.	CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to each of the Investors hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investors with prior written notice thereof:

(a) Such Investor shall have duly executed this Agreement and delivered the same to the Company.

(b) Such Investor shall have duly executed and delivered to the Company a Joinder to the Transfer Restriction and Voting Agreement, dated as of February 8, 2021, among the Company and the Purchasers identified therein, including the predecessor in interest of the Original Holder.

(c) Such Investor shall have surrendered to the Company for cancellation his or her Subject Note.

(d) The representations and warranties of such Investor shall be true and correct in all respects as of the date hereof, and such Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by him or her.

4.	CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.

The obligations of each of the Investors hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for such Investor’s sole benefit and may be waived by him or her at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed this Agreement and delivered the same to such Investor.

(b) The representations and warranties of the Company shall be true and correct as of the date hereof and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the.

5.	MISCELLANEOUS.

(a) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(b) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c) Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(d) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h) Entire Agreement; Effect on Prior Agreements; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any of the Investors makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and such Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(j) Effective Date; Successors and Assigns. This Agreement shall be effective upon its acceptance by the Company as evidenced by the Company’s execution and delivery to the Investors of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

(k) Survival. The representations and warranties of the Company and the Investors contained herein and the agreements and covenants set forth herein shall survive the Exchange and delivery of the Exchange Notes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first written above.

EMMAUS LIFE SCIENCES, INC.

By:	/s/ Willis Lee
Name:	Willis Lee
Title:	Chairman, Co-president and Chief Operating Officer

IN WITNESS WHEREOF, the Investors have duly executed this Agreement as of the date first written above.

Name of Investor:______________________________________________

Signature of Investor:_______________________________________________

SCHEDULE 1 TO EXCHANGE AGREEMENT

Name of Investor	Description of Subject Note	Principal Amount of Exchange Note